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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 21, 2001



                                 MARITRANS INC.
               (Exact name of company as specified in its charter)

           Delaware                       1-9063                51-0343903
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
 Incorporation or Organization)         File Number)         Identification No.)



                                Two Harbour Place
                              302 Knights Run Road
                                   Suite 1200
                                 Tampa, Florida                     33602
                    (Address of principal executive offices)      (Zip Code)


                                 (813) 209-0600
         (Telephone number, including area code, of agent for service)


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Item 5. Other Events
        ------------

        On December 21, 2001, the U.S. Court of Federal Claims ruled that the double hull requirement of the Oil Pollution Act of 1990 ("OPA") does not constitute a "taking" of Maritrans' petroleum barges. OPA prohibits existing single-hull tank vessels from continuing operation through their useful life, mandating a phase-out schedule over a period of years. In 1996, Maritrans filed a lawsuit alleging that the forced retirement of its predominantly single-hulled vessel fleet represents a "taking" under the Fifth Amendment of the United States Constitution, which prohibits the taking of property by the government without just compensation. In 1998, the Court ruled that Maritrans' suit was only "ripe" with respect to vessels that had been sold, scrapped or rebuilt after enactment of OPA. Trial concluded in February 2001 with respect to eight of Maritrans' single-hull barges that had been sold, scrapped or rebuilt. In its decision the Court essentially held that, even though OPA had deprived Maritrans of a substantial portion of the value of its vessels, Maritrans had been able to recoup its investment during the period from enactment of OPA until the OPA retirement date. Therefore the government's ban on further use constituted a non-compensible diminution in value, and not a "taking." Maritrans believes strongly that the forced retirement of Maritrans' vessels did in fact meet the legal test of a taking under the Fifth Amendment, and is evaluating the merits of an appeal. The press release relating to this decision is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits
        ---------------------------------

        (c) Exhibits

            99.1 - Press release dated December 24, 2001*

        * Filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MARITRANS INC.


Date: December 26, 2001                    By: /s/ Walter T. Bromfield
                                               ---------------------------------
                                               Walter T. Bromfield
                                               Treasurer and Controller